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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in Post Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-64950) and related Prospectus of Rite Aid Corporation for the registration of shares of common stock and to the incorporation by reference therein of our report dated April 21, 2000, with respect to the consolidated financial statements of PCS Holding Corporation and Subsidiaries, which have not separately been included in Rite Aid Corporation's Annual Report on Form 10-K for the year ended March 3, 2001, filed with the Securities and Exchange Commission.

                                                   /s/ ERNST & YOUNG LLP

Phoenix, Arizona
October 30, 2001